Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-74676 and 333-102935) of GAMCO Investors, Inc. (formerly Gabelli Asset Management Inc.) and in the related Prospecti of our report dated March 10, 2006, with respect to the consolidated financial statements and schedules of GAMCO Investors, Inc., GAMCO Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GAMCO Investors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.

We also consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-76748) pertaining to the 1999 Stock Award and Incentive Plan of GAMCO Investors, Inc. (formerly Gabelli Asset Management Inc.) of our report dated March 10, 2006, with respect to the consolidated financial statements and schedules of GAMCO Investors, Inc., GAMCO Investors, Inc. management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of GAMCO Investors, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2005.



                                                       /s/  Ernst & Young LLP


New York, New York
March 10, 2006